SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: July 16, 2003


                        ---------------------------------
                        (Date of earliest event reported)

                            NAPOLI ENTERPRISES, INC.
                            (A Colorado Corporation)
             (Exact name of registrant as specified in its chapter)

   Colorado                         7389                         912015608
(State or other               (Primary Standard                (IRS Employer
jurisdiction of              Classification Code             Identification No.)
incorporation)                     Number)

       566 - 1027 Davie Street, Vancouver, British Columbia Canada V6E 4L2
          (Address of principal executive offices, including zip code)

                             Telephone: 213-304-1936
              (Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

      On April 17, 2003, Napoli Enterprises, Inc. (the "Company") filed a Current Report on Form 8-K reporting that, on March 5, 2003, a stock purchase agreement (the "Cor Agreement") was entered into between Cor Equity Management, Inc. ("Cor") and Lion Gri, S.R.L. ("Lion Gri") pursuant to which Cor agreed to sell 5,368,586 shares of the registrant's capital stock, representing a controlling interest in the Company to Lion Gri. As was previously disclosed by the Company in the quarterly report of the Company filed with the Commission on July 9, 2003 on Form 10-QSB, Cor and Lion Gri have elected not to proceed with the transactions contemplated by the Cor Agreement.

      On July 14, 2003, the Company entered into a stock purchase agreement (the "Stock Purchase Agreement") with the shareholders ("Novotech Shareholders") of Novotech Holdings, Inc. ("Novotech"), a corporation organized under the laws of the British Virgin Islands. The transactions contemplated by the Stock Purchase Agreement will result a change of control of the Company to the Novotech Shareholders. The Novotech Shareholders together own 100% percent of the issued and outstanding capital stock of Novotech. Novotech, in turn, owns an approximate 99% ownership interest in Lion Gri, S.R.L. ( "Lion Gri"), a company organized under the laws of the Republic of Moldova which is engaged in the production and sale of wine. Greg Sonic, the President and Chairman of the Board of Directors of the Company is among the Novotech Shareholders.

      Pursuant to the Stock Purchase Agreement, the Novotech Shareholders agree to sell to Napoli approximately 90% of the issued and outstanding capital stock of Novotech and thereby a controlling indirect ownership interest in Lion Gri. As consideration for the transfer of a controlling interest in Novotech and Lion Gri, the Company will issue to the Novotech Shareholders 34,474,451 newly-issued shares of common stock of Napoli constituting approximately 87% of Napoli's outstanding capital stock after such issuance on a fully-diluted basis. A copy of the Stock Purchase Agreement is included as Exhibit 10.1 hereto.

Item 2. Acquisition of Business.

      Pursuant to the Stock Purchase Agreement, Napoli will acquire from the Novotech Shareholders approximately 90% of the issued and outstanding capital stock of Novotech. In so doing, Napoli will also acquire a controlling indirect ownership interest in Lion Gri. Lion Gri is a wine producer operated out of Moldova with its primary market in Russia and emerging markets in Western Europe. The wine industry in Moldova is among the most historically well-established in all of the former Soviet Union. Lion Gri is among the largest wine producers in Moldova and Lion Gri sells more wine in the Russian market than any other Moldovan vintner. Lion Gri currently markets and sells over 110 varieties of wine including red and white varietals, cognac, champagne, and desert wine. Filed herewith are the unaudited financial statements of Lion Gri for the fiscal year ended December 31, 2002.

      This acquisition of the wine making business of Lion Gri is essential to the future growth of the Company and will fit into the overall strategy of the Company to expand into the wine and alcohol beverage industry. In completing this transaction, the Company is taking the first step of this strategic shift into the wine industry. The Company intends to leverage off such an important base and further expand in the wine and alcohol beverage industry.

      The acquisition will be treated for accounting purposes as a purchase and is a tax-free exchange under the United States Internal Revenue Code of 1986, as amended. The assets of Lion Gri include the land on which grapes for wine are grown and harvested; equipment for harvesting grapes; plants and equipment used to produce wine, cognac, and champagne; and licenses, trademarks, and technology process know-how.

      As consideration for the transfer of a controlling interest in Novotech and Lion Gri, the Company will issue to the Novotech Shareholders 34,474,451 newly-issued shares of common stock of Napoli constituting approximately 87% of Napoli's outstanding capital stock after such issuance on a fully-diluted basis.

Item 5. Other Events and Regulation FD Disclosure

      This current report contains forward-looking statements regarding future events and future performance of the Company, including statements with respect to consummation of a proposed transaction and commercialization of products, all of which involve risks and uncertainties that could materially affect actual results. Such statements are based on Management's current expectations and actual results could differ materially. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause the actual results to vary from current expectations and the forward-looking statements contained in this report. Such Filing includes, without limitation, the Company's Form 10-KSB, Form 10-QSB and Form 8-K reports.

Item 7. Financial Statements

      Filed herewith are the unaudited financial statements of Lion Gri for the fiscal year ended December 31, 2002. Pursuant to Item 7(a)(4) of Form 8-K, within 60 days of the effectiveness of the transactions contemplated by the Share Purchase Agreement, the Company will file the financial statements of Novotech and Lion Gri in the substantial form required by the applicable regulations.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

July 16, 2003


/s/ Greg Sonic
--------------
Greg Sonic
President and Chair of the Board

                        CONSOLIDATED FINANCIAL STATEMENTS
                         LION-GRI S.R.L. AND SUBSIDIARY
                           DECEMBER 31, 2002 AND 2001

                         LION-GRI S.R.L. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     Pages

Consolidated Balance Sheet                                           F-2

Consolidated Statements of Operations and Comprehensive Income       F-3

Consolidated Statements of Changes in Members' Equity                F-4

Consolidated Statements of Cash Flows                                F-5

Notes to Consolidated Financial Statements                           F-6 to F-19

                         LION-GRI S.R.L. AND SUBSIDIARY
                          (A LIMITED LIABILITY COMPANY)
                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 2002 AND 2001
                             (UNITED STATES DOLLARS)

                                     ASSETS

                                                           2002          2001
                                                       -----------   -----------
CURRENT ASSETS
  Cash and bank balances                               $    97,708   $    36,682
  Trade receivables                                        954,062       698,165
  Inventories                                            4,141,639     2,241,178
  Advances to suppliers                                    987,453       393,527
  Other current assets                                      45,886        67,879
                                                       -----------   -----------

TOTAL CURRENT ASSETS                                     6,226,748     3,437,431

NOTE RECEIVABLE-RELATED PARTY                              185,582        43,733
EQUITY INVESTMENTS                                          93,730       150,121
FIXED ASSETS, net                                        3,457,027     1,846,799
OTHER ASSETS                                                58,727       225,130
                                                       -----------   -----------

TOTAL ASSETS                                           $10,021,814   $ 5,703,214
                                                       ===========   ===========

                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt                   $   391,293   $   264,000
   Short-term bank loans                                   449,487       356,593
   Related party loans                                   2,536,423       237,822
   Other short-term loans                                   41,920            --
   Short-term advances from customers                      244,668       493,955
   Trade accounts payable                                3,274,980     1,763,706
   Related party payables                                  194,295       497,458
   Accrued liabilities                                      67,076        99,595
                                                       -----------   -----------

TOTAL CURRENT LIABILITIES                                7,200,142     3,713,129

LONG-TERM LIABILITIES
   Long-term debt                                          139,631       176,000
                                                       -----------   -----------

TOTAL LIABILITIES                                        7,339,773     3,889,129

MINORITY INTEREST                                           94,269       101,526

MEMBERS' EQUITY                                          2,587,772     1,712,559
                                                       -----------   -----------

TOTAL LIABILITIES AND MEMBERS' EQUITY                  $10,021,814   $ 5,703,214
                                                       ===========   ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          LION-GRI S.R.L. & SUBSIDIARY
                          (A LIMITED LIABILITY COMPANY)
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                             (UNITED STATES DOLLARS)

                                                     Year Ended December 31,
                                                  -----------------------------
                                                      2002             2001
                                                  ------------     ------------

SALES                                             $ 10,522,978     $ 10,129,297

COST OF SALES                                        7,648,678        6,487,754
                                                  ------------     ------------

GROSS PROFIT                                         2,874,300        3,641,543

SELLING AND MARKETING EXPENSES                       1,053,624        1,845,639

GENERAL AND ADMINISTRATIVE EXPENSES                    549,448          597,636

OTHER OPERATIONAL EXPENSES                             187,671          111,975
                                                  ------------     ------------

INCOME FROM OPERATIONS                               1,083,557        1,086,293

MINORITY INTEREST                                        1,922           (9,411)

OTHER INCOME (LOSS)
  Other income                                           8,438               --
  Loss from equity investments                         (64,597)              --
  Net gain (loss) on sale of fixed assets              (12,318)          22,146
  Interest expense                                    (114,754)         (88,593)
                                                  ------------     ------------

INCOME BEFORE TAX PROVISION                            902,248        1,010,435

PROVISION FOR INCOME TAXES                               4,730            6,737
                                                  ------------     ------------

NET INCOME                                             897,518        1,003,698

OTHER COMPREHENSIVE INCOME (LOSS)
  Foreign currency translation                        (106,752)         (57,139)
                                                  ------------     ------------

COMPREHENSIVE INCOME (LOSS)                       $    790,766     $    946,559
                                                  ============     ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          LION-GRI S.R.L. & SUBSIDIARY
                          (A LIMITED LIABILITY COMPANY)
              CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY
                     Years Ended December 31, 2002 and 2001
                             (UNITED STATES DOLLARS)

                                                                   Accumulated
                                                                      Other
                                    Statutory       Earnings      Comprehensive       Members'
                                     Capital        (Deficit)     Income (Loss)       Equity
                                   -----------     -----------    -------------     -----------

Balance at December 31, 2000       $    50,650     $   682,986     $   (10,530)     $   723,106

Capital contributions                   42,894              --              --           42,894

Comprehensive loss:
  Net income                                --       1,003,698              --        1,003,698
  Foreign currency translation              --              --         (57,139)         (57,139)
                                   -----------     -----------     -----------      -----------

Balance at December 31, 2001            93,544       1,686,684         (67,669)       1,712,559

Capital contributions                   84,447              --              --           84,447

Comprehensive income:
  Net income                                --         897,518              --          897,518
  Foreign currency translation              --              --        (106,752)        (106,752)
                                   -----------     -----------     -----------      -----------

Balance at December 31, 2002       $   177,991     $ 2,584,202     $  (174,421)     $ 2,587,772
                                   ===========     ===========     ===========      ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          LION-GRI S.R.L. & SUBSIDIARY
                          (A LIMITED LIABILITY COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (UNITED STATES DOLLARS)

                                                                    Year Ended December 31,
                                                                  --------------------------
                                                                      2002           2001
                                                                  -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                        $   897,518    $ 1,003,698
Adjustments to reconcile net income to
     net cash provided by operating activities:
     Depreciation and amortization                                    413,483        586,299
     (Gain) loss on disposition of fixed assets, net                   13,980        (22,146)
     Minority interest                                                 (1,922)         9,411
     Loss on equity investment                                         64,597             --
Changes in operating assets and liabilities:
     Increase in trade receivables                                   (298,198)      (223,227)
     Increase in inventories                                       (2,056,046)    (1,537,429)
     Increase in advances to suppliers                               (626,019)      (282,125)
     (Increase) decrease in other current and noncurrent assets        24,122        (53,794)
     Increase in advances from customers                            1,089,314        362,207
     Increase in accounts payable and accrued liabilities           1,339,576      1,262,832
                                                                  -----------    -----------

Net cash  provided  by (used in) operating activities                 860,405      1,105,726
                                                                  -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                          (2,121,006)    (1,091,783)
     Proceeds from disposal of fixed assets                                --         33,205
     Purchase of intangibles                                           (6,306)      (402,573)
     Purchase of note receivable-related parties                     (146,807)       (43,733)
     Payments received on other note receivables                       97,295             --
     Purchase of long-term investments                                     --       (152,680)
                                                                  -----------    -----------

Cash used by investing activities                                  (2,176,824)    (1,657,564)
                                                                  -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contributions                                                 --         42,894
     Proceeds from long-term debt                                     361,435        508,776
     Proceeds from short-term loans                                   500,422        500,296
     Proceeds from related party loans                              1,107,751         72,113
     Principal payments on long-term debt                            (266,728)       (61,053)
     Principal payments on short-term loans                          (343,927)      (515,709)
                                                                  -----------    -----------

Cash provided by financing activities                               1,358,953        547,317
                                                                  -----------    -----------

Effect of exchange rate changes on cash                                18,492         (2,271)

NET INCREASE (DECREASE) IN CASH                                        61,026         (6,792)

Cash and cash equivalents, at beginning of period                      36,682         43,474

                                                                  -----------    -----------
Cash and cash equivalents, at end of period                       $    97,708    $    36,682
                                                                  ===========    ===========

Supplementary disclosures of cash flow information:
      Interest paid                                               $   114,574    $    87,065
                                                                  ===========    ===========
      Taxes paid                                                  $     7,178    $        --
                                                                  ===========    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

      Lion-Gri S.R.L. (the "Company"), a limited liability company in the Republic of Moldova, commenced operations in 1998. The Company acquired controlling interest in Botritis S.A. (50.3%), a Moldovan entity in the fiscal year 1998, which was recorded as a purchase. The Company is owned by Grineva S.R.L. (70%), a limited liability company in the Republic of Moldova and Argo L.L.C. (30%), a limited liability company located in Wyoming, U.S. Grineva S.R.L. and Argo L.L.C. are controlled by the Company's President, Gregory Sonic.

      The consolidated financial statements include the accounts of the Company and Botritis S.A. (collectively referred to as the "Group").

      The Group produces, markets, and sells premium Moldavian wines in countries outside Moldova.

2.    BASIS OF PRESENTATION

      The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Moldovan subsidiaries which are prepared in accordance with the accounting principles generally accepted in Moldova. The principal difference in which adjustments were made to conform to US GAAP include write downs of fixed assets with an offset to paid-in capital of approximately $3,280,000 for the year ended December 31, 2002. There were no signficant adjustments made to fixed assets and paid-in capital to conform to US GAAP for the year ended December 31, 2001.

3.    SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

      Basis of consolidation

      The consolidated financial statements of the Group include the Company and its subsidiary. All material intercompany balances and transactions have been eliminated.

      Economic and political risks

      The Group faces a number of risks and challenges since its operations are in the Republic of Moldova and its primary market is in Russia. The financial statements have been prepared assuming the Group will continue as a going concern.

      Cash and cash equivalents

      The Group considers cash and cash equivalents to include cash on hand and demand deposits with banks with maturity dates of three months or less.

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

3.    SUMMARY OF PRINCIPAL ACCOUNTING POLICIES Continued

      Inventory

      Inventories are stated at the lower of cost or market on the weighted average cost basis, and includes finished goods, raw materials, packaging material and product merchandise. Finished goods include costs of raw materials (grapes and bulk wine), packaging, labor used in wine production, bottling, shipping and warehousing on winery facilities and equipment.

      In accordance with general practice in the wine industry, wine inventories are included in current assets, although a portion of such inventories may be aged for periods longer than one year.

      Investments

      Investments in which the Company does not have a majority voting or financial controlling interest are accounted for under the equity method of accounting unless its ownership constitutes less than 20% interest in such entity for which such investment would then be included in the consolidated financial statements on the cost method.

      Property, plant and equipment

      Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. Costs incurred in developing vineyards, including interest costs, are capitalized until the vineyards become commercially productive. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

      Depreciation is calculated on a straight-line basis over the estimated useful life of the assets as follows (in years):

                o    Buildings                   10-30
                o    Machines and equipment       2-10
                o    Vehicles and other           3-7

      In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Group examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

      Other assets

      Other assets include licenses, trademarks, technology process know-how, and other receivables and cost method investments. Intangible assets are amortized using the straight-line method over the term of the agreement or estimated useful lives.

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

3.    SUMMARY OF PRINCIPAL ACCOUNTING POLICIES Continued

      Income taxes

      Taxes are calculated in accordance with taxation principles currently effective in the Republic of Moldova. The Group accounts for income tax using Statements of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future deductibility is uncertain.

      Minority interest

      Minority interest is based on the net book value of the subsidiaries financial statements used in the consolidation.

      Foreign currency translation

      Conversion of currency from a Republic of Moldova lei ("MDL$") into a United States dollar ("US$") has been made at the respective applicable rates of exchange. Monetary assets and liabilities denominated in foreign currencies are converted into US$ at the applicable rate of exchange at the balance sheet date.

      Conversion of currency from MDL$ into US$ has been made at the rate of exchange on December 31, 2002 and 2001: at US$1.00: MDL$13.822: and US$1.00: MDL$13.0909. No representation is made that the MDL$ amounts could have been, or could be, converted into US$ at that rate. Income and expense items were converted at the average rates for the year.

      Concentrations of credit risk and major customers

      Financial instruments, which potentially expose the Group to concentrations of credit risk, consist of cash, investments, and accounts receivable at December 31, 2002. The Company performs ongoing evaluations of its cash position and credit evaluations at the subsidiary level to ensure collections and minimize losses.

      Two customers accounted for approximately 85% and 81% of sales for the year ended December 31, 2002 and 2001 respectively. Over 90% of the Company's revenues are from sales in Russia.

      Use of estimates

      The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

3.    SUMMARY OF PRINCIPAL ACCOUNTING POLICIES Continued

      revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

      Revenue recognition

      Revenue is recognized when title passes to the customer upon delivery of the merchandise to a third party shipper.

      Shipping costs

      Shipping costs are included in SELLING AND MARKETING EXPENSES and totaled $671,221 and $698,781 for the years ended December 31, 2002 and 2001, respectively.

      Employees' benefits

      Mandatory contributions are made by the Moldovan subsidiaries to the Moldovan Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

      Recent accounting pronouncements

      In April 2002, the FASB issued Statement No. 145 "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". The statement addresses the accounting for extinguishment of debt, sale-leaseback transactions and certain lease modifications. The statement is effective for transactions occurring after May 15, 2002. The Group does not expect the adoption of Statement No. 145 to have a material impact on the Group's future results of operations or financial position.

      In July 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The statement addresses financial accounting and reporting for costs associated with exit or disposal activities and supercedes Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." The provisions of Statement No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Group does not expect the adoption of Statement No. 146 to have a material impact on the Group's future results of operations or financial position.

      In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

3.    SUMMARY OF PRINCIPAL ACCOUNTING POLICIES Continued

      disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 is not expected to have a material effect on the Group's financial position, results of operations, or cash flows.

      In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial acquisitions of financial institutions, except transactions between two or more mutual enterprises. The Group does not expect that this standard will have any effect on its financial statements.

      In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS No. 148 amends SFAS No. 123 "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Group does not expect the adoption of SFAS No. 148 to have a material effect on our financial position, results of operations, or cash flows.

      Reclassification

      Certain reclassifications have been made to the December 31, 2001 financial statements in order to conform to the classification used in the current year.

4.    TRADE RECEIVABLES

      Trade receivables are summarized as follows at December 31, 2002 and 2001:

                                                            2002          2001
                                                          --------      --------

      Domestic                                            $ 91,047      $132,727
      Foreign                                              863,015       565,438
                                                          --------      --------
                                                          $954,062      $698,165
                                                          ========      ========

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

5.    INVENTORIES

      Inventories are summarized as follows at December 31, 2002 and 2001:

                                                          2002           2001
                                                       ----------     ----------

      Raw materials                                    $1,167,535     $  899,544
      Work-in-process                                   2,402,256      1,175,843
      Finished goods                                      571,848        165,791
                                                       ----------     ----------
                                                       $4,141,639     $2,241,178
                                                       ==========     ==========

      Certain inventory is pledged as collateral for loans.

6.    NOTE RECEIVABLE-RELATED PARTY

      On November 13, 2001, the Company entered into a non-interest bearing note receivable agreement with Grineva S.R.L. (Grineva), the 70% owner of the Company and controlled by the Company's President. According to the terms of the agreement, the Company will loan approximately $380,000 to Grineva. At December 31, 2002 and 2001, the Company had loaned a total of $185,582 and $43,733 respectively to Grineva. No payments on the loan had been received during 2002 and 2001. The note receivable is due no later than May 1, 2005.

7.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant, and equipment consisted of the following at December 31, 2002 and 2001:

                                                       2002             2001
                                                   -----------      -----------

      Land and buildings                           $ 1,825,356      $ 1,102,817
      Construction in progress                       1,135,721          351,277
      Machinery and equipment                        1,542,227        1,296,798
      Vehicles and other                               173,197           72,335
                                                   -----------      -----------
                                                     4,676,501        2,823,227

      Less accumulated depreciation                 (1,219,474)        (976,428)
                                                   -----------      -----------
                                                   $ 3,457,027      $ 1,846,799
                                                   ===========      ===========

      Depreciation expense for 2002 and 2001 totaled $354,188 and $241,080, respectively.

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

8.    EQUITY INVESTMENTS

      Investments in companies in which the Group has a 20%-50% interest are accounted for on the equity method. Summarized financial information (unaudited) for these equity investments at December 31, 2002 and 2001 is summarized below.

                                                        2002            2001
                                                     (Unaudited)     (Unaudited)
                                                     -----------     -----------

      Revenues                                       $   260,856     $   368,990
      Costs and expenses                                 461,262         368,990
                                                     -----------     -----------

      Net loss                                       $  (200,406)    $        --
                                                     ===========     ===========

      Current assets                                 $   640,825     $   317,351
      Noncurrent assets                              $ 2,248,722     $ 2,219,069
      Current liabilities                            $   453,516     $ 2,408,294
      Noncurrent liabilities                         $   950,088     $        --
      Equity                                         $ 1,485,943     $   128,126

9.    INTANGIBLE ASSETS

      On January 3, 2001, the Company purchased technology process know-how for the development and improvement of quality of its natural dry white and red wines. The amount paid for the know-how was approximately $400,000 and was amortized over the term of the agreement of 1.2 years. Intangible assets are included in other assets and consisted of the following at December 31, 2002 and 2001:

                                                            2002         2001
                                                         ---------    ---------

      Licenses and trademarks                            $   4,818    $   6,365
      Technology process know-how                           14,129      400,222
      Other intangibles                                      3,907        3,988
                                                         ---------    ---------
                                                            22,854      410,575
      Less accumulated amortization                        (11,864)    (342,308)
                                                         ---------    ---------

                                                         $  10,990    $  68,267
                                                         =========    =========

      Amortization expense on intangible assets during 2002 and 2001 was $58,227 and $345,219, respectively.

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

10.   TRADE AND RELATED PARTY PAYABLES

      Trade and related party payables are summarized as follows at December 31, 2002 and 2001:

                                                          2002           2001
                                                       ----------     ----------

      Foreign                                          $2,065,359     $1,598,141
      Domestic                                          1,403,916        663,023
                                                       ----------     ----------
                                                       $3,469,275     $2,261,164
                                                       ==========     ==========

11.   SHORT-TERM BANK LOANS

      Short-term loans consisted of the following at December 31, 2002 and 2001:

                                                         2002             2001
                                                       --------         --------

      Note to Victoria Bank, Moldova
      dated December 26, 2002 due
      January, 2003.  Interest rate
      At 18%. Secured by revenues                      $151,932         $     --

      Note to Victoria Bank, Moldova
      Dated November 6, 2002 due
      November, 2003.  Interest rate
      At 11%.  Secured by equipment
      and inventory                                     297,555               --

      Note to Victoria Bank, Moldova
      dated February 23, 2001 due
      February, 2002.  Interest rate
      at 17%.  Secured by equipment
      and inventory                                          --          100,000

      Note to Victoria Bank, Moldova
      dated December 13, 2001 due
      December, 2002.  Interest rate 12%
      Secured by equipment and inventory                     --          164,926

      Note to Moldova Agroindbank
      dated September 3, 2001 due August,
      2002. Interest rate 34%. Secured
      by equipment and inventory                             --           15,278

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

11.   SHORT-TERM BANK LOANS Continued

      Note to Moldova Agroindbank
      dated August 22, 2001 due August
      2002. Interest rate 28%. Secured
      by equipment and inventory                             --           76,389
                                                       --------         --------

                                                       $449,487         $356,593
                                                       ========         ========

12.   RELATED PARTY LOANS

      During August 2002, the Company entered into an unsecured non-interest bearing loan agreement of $1,087,795 with Rabel S.A., which is controlled by the President of the Company. According to the agreement, the Company is obligated to export wine on behalf of Rabel S.A. as repayment of the loan. The agreement calls for annual penalties of 22% for products that are not delivered in accordance with the agreement. For the year ended December 31, 2002, the Company recorded $81,043 in penalties as certain products were not delivered in accordance with the agreement.

      During March 1998, the Company entered into an agreement with Argo LLC
      (Argo), the 30% owner of the Company and controlled by the Company's President, whereby Argo will provide financing for the Company in exchange for the Company's products. At December 31, 2001, the Company's obligation to Argo related to the agreement was $237,822. During November 2002, various customer advances were settled by Argo and the obligations were assigned to Argo. On November 29, 2002 the total obligation to Argo of $1,448,628 was assigned to NovoTech Holdings, Inc., (NovoTech) a British Virgin Islands corporation, which is controlled by the Company's President. According to the Assignment Agreement, NovoTech has the right to demand payment in the amount of $1,448,628 US dollars from the Company.

13.   LONG-TERM DEBT

      Long-term debt consisted of the following at December 31, 2002 and 2001:

                                                          2002           2001
                                                       ---------      ---------

      Note to Banc de Economii S.A., Moldova
      Dated December 20, 2002 due in monthly
      installments through June, 2004. Interest
      Rate at 18% Secured by raw wine inventory        $ 274,924      $      --

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

13.   LONG TERM DEBT Continued

      Note to Moldova Agroindbank
      Dated July 31, 2002, due in monthly
      installments through June 2003. Interest
      Rate at 12%. Secured by equipment                   80,000             --

      Note to Victoria Bank, Moldova
      dated August 22, 2001, due in
      monthly installments through
      August 2003. Interest rate at
      12%. Secured by equipment
      and inventory                                    $ 176,000      $ 440,000

      Less current portion                              (391,293)      (264,000)
                                                       ---------      ---------

                                                       $ 139,631      $ 176,000
                                                       =========      =========

      The scheduled maturities of long-term debt are as follows:

      2003                                             $ 391,293
      2004                                               123,631
      2005                                                16,000
                                                       ---------

                                                       $ 530,924
                                                       =========

14.   INCOME TAXES

      The nominal statutory tax rate in the Republic of Moldova is 25% in 2002 and 28% in 2001. Taxes are calculated in accordance with Moldovan regulations and are paid on an annual basis. Taxes are calculated on a separate entity basis since consolidation is not allowed in Moldova. Based on the local tax rates, Lion Gri S.R.L. has qualified for the "Free Enterprise Zone" for five years (years 2001 through 2005), in which Lion-Gri S.R.L. is not required to pay income taxes for these years. No significant deferred tax assets or liabilities existed for Lion-Gri S.R.L., at December 31, 2002 and 2001. Botritis S.A. is subject to the applicable statutory tax rates and the provision for taxes on earnings for Botritis S. A. was $4,730 and $6,737 for the years ended December 31, 2002 and 2001 respectively. No significant deferred tax assets or liabilities existed at December 31, 2002 and 2001.

      The income tax expense was different than the amount computed using the U.S. Federal Income tax rate of 35% as a result of the following:

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

14.      INCOME TAXES Continued

                                                      Years Ended December 31,
                                                    ---------------------------
                                                       2002             2001
                                                    ----------       ----------

      Computed "expected" tax expense               $  315,787       $  353,652
      Difference in foreign subsidiary rates           (90,225)         (70,730)
      Income tax exemption                            (229,523)        (254,990)
      Other                                              8,691          (21,195)
                                                    ----------       ----------
                                                    $    4,730       $    6,737
                                                    ==========       ==========

The unaudited proforma effect of the tax holiday on net income is as follows:

                                                     Years ended December 31,
                                                    ---------------------------
                                                       2002             2001
                                                    ----------       ----------

      Net income as reported                        $  897,518       $1,010,435
      Proforma net income                           $  667,995       $  755,445


15.   OTHER RELATED PARTY TRANSACTIONS

      The financial statements include balances and transactions with related parties. For the years ended December 31, 2002 and 2001, the Company purchased $136,539 and $163,402, respectively of equipment and transportation services from a Fabbri-Inox S.R.L, (Fabbri-Inox) which is controlled by the President of the Company. At December 31, 2002 and 2001 the Company had a payable to Fabbri-Inox of $49,277 and $52,286, respectively. At December 31, 2002 and 2001 the Company had prepayments to Fabbri-Inox of $43,444 and $2,707 respectively.

      For the years ended December 31, 2002 and 2001 the Company purchased $30,396 and $138,132 of transportation services and other products from Rabel, S.A., (Rabel) which is controlled by the President of the Company. At December 31, 2002 and 2001, the Company had a payable to Rabel of $1,588 and $158,839, respectively. At December 31, 2002 the Company had a prepayment to Rabel of $36,603.

      There were sales of approximately $625,000 to Argo for the year ended December 31, 2001.

      The Company purchases raw wine from Ceteronis S.R.L. and Prut. Total purchases from Ceteronis S.R.L. during 2002 and 2001 was $81,001 and $21,450 respectively. A payable to Prut of $19,097 existed at December 31,

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

15.   OTHER RELATED PARTY TRANSACTIONS Continued

      2001 related to 2000 purchases. There were no purchases from Prut during 2001. The Company has investments in Ceteronis S.R.L. and Prut.

      The Company purchased $30,794 and $26,325 of fixed assets and services from Agrotehnica-Invest S.A. during 2002 and 2001 respectively. The Company has an investment in Agrotechnica-Invest, S.A. At December 31, 2002, the Company had a prepayment to Agrotechnica-Invest S.A. of $88,600.

      The Company supplies fertilizers to Weis-MD Vine Co., S.R.L. (Weis). At December 31, 2002, Weis had advanced $143,430 to the Company as a prepayment for fertilizers. The Company has an investment in Weis.

16.   CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

      The Group's operations are conducted in the Republic of Moldova. Accordingly, the Group's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the Republic of Moldova, and by the general state of the Moldovian economy.

      The Group's operations in the Republic of Moldova are subject to considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others the political, economic and legal environments and foreign currency exchange. The Group's results may be adversely affected by changes in the political and social conditions in the Republic of Moldova, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation among other things.

17.   COMMITMENTS AND CONTINGENCIES

      Arranger Services Agreement

      During July 2002, the Company entered into an Arranger Services Agreement (the "Agreement") with Market Management International, Inc. (the "Arranger"), a Florida, U.S. Corporation, and Intreprinderea Mixta Market Management International S.R.L. (the "Agent"), a limited liability company in the Republic of Moldova. The services to be rendered by the Arranger are arranging for securities offerings and of marketing of securities in the United States of America. This includes arranging for an SB-1 for the Company, introducing investors and potential partners for fund raising and arranging for various other investor services during and after the effective date of the SB-1. As consideration for the services to be rendered, the Company shall pay the Arranger a fee of $15,000 upon signing the Agreement. In addition, the Agreement calls for significant payments including cash, issuances of stock, and

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

17.   COMMITMENTS AND CONTINGENCIES Continued

      option contracts to be paid to the Arranger for services related to an SB-1 registration and certain periods thereafter. The total value of these payments, if any, are not determinable. The period of performance under the Agreement shall be two years from the date of the Agreement.

      On June 5, 2003, the Company terminated the Agreement and had not filed an SB-1 with the Securities and Exchange Commission in the United States of America. There have been no claims or lawsuits against the Company related to the Agreement and management represents certain provisions of the Agreement have been breached. The ultimate outcome of this matter cannot be predicted with certainty, however the Company believes, this matter will not have a material adverse effect on the Company's financial statements. The Company will make any necessary provisions to cover such contigency.

      Guarantee of Credit

      The Company guarantees credit of approximately $495,000 plus interest granted to Weis-MD Vine Co., S.R.L. (Weis). The Company has a 40.4% equity investment in Weis. The obligation is due on March 18, 2007, with a daily penalty rate of 0.15% for non-payment.

18.   SUBSEQUENT EVENTS

      Consulting Agreement

      During February 2003, the Company entered into a one-year consulting agreement with Marx One, Inc. (Marx). The services to be rendered include consultation and advisory services related to the equity and/or debt raising process and other services reasonably requested by the Company. Marx will also provide a publicly traded company for the Company to acquire. As consideration for the services to be rendered, the Company shall pay Marx a combined fee of 10% of all gross funds raised by Marx for the consideration of Lion-Gri ongoing working capital requirements; and pursuant to the execution of the consulting agreement the Company agrees to engage Marx to undertake the public relations of the Company and shall pay Marx 10% of the Common Stock outstanding with dissolution rights as a provision of services; and the Company agrees to pay Marx a monthly consulting fee of $8,000 for ongoing services by providing future equity and debt to the Company.

      Legal Services Memorandum

      During March 2003, the Company entered into a legal services memorandum (the memorandum) with Feingold & Kam L.L.C. The memorandum sets forth various corporate legal services including U.S. Securities and Exchange Commission filings and other requested legal services after the Company

                          LION-GRI S.R.L. & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

18.   SUBSEQUENT EVENTS Continued

      becomes a publicly traded corporation. As consideration for the services to be rendered, the Company shall pay a fixed monthly fee of $7,000 beginning February 1, 2003 and stock compensation in unrestricted securities of 2.5% of the authorized shares of the Company.

      Stock Purchase and Sale Agreements

      During March 2003, a stock purchase agreement was entered into between Cor Equity Management, Inc. and the Company. Under the terms of the stock purchase agreement, Cor Equity Management, Inc. sold 5,368,586 shares of Napoli Enterprises, Inc.'s capital stock, representing a controlling interest in Napoli, to the Company for approximately $180,000 and 7.5% (2,250,000) shares of the Re-issued Capital Stock as described in the Stock Purchase and Sale Agreement. The Company is evaluating its options for this investment.